EXHIBIT 10(M)












                                CREDIT AGREEMENT

                          dated as of December 29, 1995


                                     between

                               DONEGAL GROUP INC.

                                       and

                       FLEET NATIONAL BANK OF CONNECTICUT







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                                TABLE OF CONTENTS

ARTICLE  1.                DEFINITIONS; ACCOUNTING TERMS.................................................................1
         Section 1.1.      Definitions...................................................................................1
         Section 1.2.      Accounting Terms.............................................................................12
         Section 1.3.      Rounding.....................................................................................12
         Section 1.4.      Exhibits and Schedules.......................................................................13
         Section 1.5.      References to "Borrower and its Subsidiaries"................................................13
         Section 1.6.      Miscellaneous Terms..........................................................................13
ARTICLE 2.                 THE CREDIT...................................................................................13
         Section 2.1.      The Revolving Loans..........................................................................13
         Section 2.2.      The Revolving Note...........................................................................13
         Section 2.3.      Procedure for Borrowing......................................................................14
         Section 2.4.      Termination or Optional Reduction of Commitment..............................................15
         Section 2.5.      Mandatory Annual Reduction of Commitment.....................................................16
         Section 2.6.      Maturity of Revolving Loans..................................................................16
         Section 2.7.      Optional Prepayments.........................................................................16
         Section 2.8.      Interest on the Revolving Loans..............................................................17
         Section 2.9.      Fees.........................................................................................18
         Section 2.10.     Payments Generally...........................................................................18
         Section 2.11.     Capital Adequacy.  ..........................................................................18
         Section 2.12.     Increased Costs..............................................................................19
         Section 2.13.     Illegality...................................................................................20
         Section 2.14.     Payments to be Free of Deductions............................................................20
         Section 2.15.     Computations.................................................................................21

ARTICLE 3.                 CONDITIONS PRECEDENT.........................................................................21
         Section 3.1.      Documentary Conditions Precedent.............................................................21
         Section 3.2.      Additional Conditions Precedent to Each Loan.................................................23
         Section 3.3.      Deemed Representations.......................................................................24

ARTICLE 4.                 REPRESENTATIONS AND WARRANTIES...............................................................24
         Section 4.1.      Incorporation, Good Standing and Due
                           Qualification................................................................................24
         Section 4.2.      Corporate Power and Authority; No Conflicts..................................................24
         Section 4.3.      Legally Enforceable Agreements...............................................................25
         Section 4.4.      Litigation...................................................................................25
         Section 4.5.      Financial Statements.........................................................................25
         Section 4.6.      Ownership and Liens..........................................................................26
         Section 4.7.      Taxes........................................................................................26
         Section 4.8.      ERISA........................................................................................27
         Section 4.9.      Subsidiaries and Ownership of Stock..........................................................27
         Section 4.10.     Credit Arrangements..........................................................................28
         Section 4.11.     Operation of Business........................................................................28
         Section 4.12.     No Default on Outstanding Judgments or Orders................................................28
         Section 4.13.     No Defaults on Other Agreements..............................................................28
         Section 4.14.     Governmental Regulation......................................................................29
         Section 4.15.     Consents and Approvals.......................................................................29
         Section 4.16.     Partnerships.................................................................................29
         Section 4.17.     Environmental Protection.....................................................................29
         Section 4.18.     Copyrights, Patents, Trademarks, Etc.........................................................30
         Section 4.19.     Compliance with Laws.........................................................................30
         Section 4.20.     Events of Default............................................................................30





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         Section 4.21.     No Adverse Change............................................................................30
         Section 4.22.     Use of Proceeds..............................................................................30

ARTICLE 5.                 AFFIRMATIVE COVENANTS........................................................................31
         Section 5.1.      Maintenance of Existence and Domicile of
                           Insurance Subsidiaries.......................................................................31
         Section 5.2.      Conduct of Business..........................................................................31
         Section 5.3.      Maintenance of Properties....................................................................31
         Section 5.4.      Maintenance of Records.......................................................................31
         Section 5.5.      Maintenance of Insurance.....................................................................31
         Section 5.6.      Compliance with Laws.........................................................................32
         Section 5.7.      Right of Inspection..........................................................................32
         Section 5.8.      Reporting Requirements.......................................................................32
                  (a)      Annual GAAP Statements of Borrower...........................................................32
                  (b)      Annual SAP Financial Statements..............................................................33
                  (c)      Quarterly GAAP Statements of Borrower........................................................34
                  (d)      Quarterly SAP Statements.....................................................................34
                  (e)      Annual/Quarterly Reports.....................................................................34
                  (f)      SEC Filings..................................................................................35
                  (g)      Notice of Litigation.........................................................................35
                  (h)      Notices of Default...........................................................................35
                  (i)      Actuarial Report Confirming Reserves.........................................................35
                  (j)      Other Filings................................................................................35
                  (k)      Additional Information.......................................................................36
         Section 5.9.      Certificates.................................................................................36
                  (a)      Officers' Certificate........................................................................36
         Section 5.10.     Compliance with Agreements...................................................................36
         Section 5.11.     Use of Proceeds..............................................................................37

ARTICLE 6.                 NEGATIVE COVENANTS...........................................................................37
         Section 6.1.      Debt.........................................................................................37
         Section 6.2.      Guaranties, Etc..............................................................................37
         Section 6.3.      Liens........................................................................................37
         Section 6.4.      Investments..................................................................................38
         Section 6.5.      Mergers and Consolidations and Acquisitions of
                           Assets.......................................................................................39
         Section 6.6.      Sale of Assets...............................................................................39
         Section 6.7.      Stock of Subsidiaries, Etc...................................................................39
         Section 6.8.      Transactions with Affiliates.................................................................39
         Section 6.9.      Capital Expenditures.........................................................................39
         Section 6.10.     Minimum Statutory Surplus of Insurance
                           Subsidiaries.................................................................................40
         Section 6.11.     Minimum Statutory Surplus of Donegal Mutual..................................................40
         Section 6.12.     Minimum Consolidated GAAP Net Worth..........................................................40
         Section 6.13.     Minimum Fixed Charge Coverage................................................................40
         Section 6.14.     Minimum A.M.Best Rating......................................................................40
         Section 6.15.     Minimum Ownership of Donegal Group...........................................................40

ARTICLE 7.                 EVENTS OF DEFAULT............................................................................41
         Section 7.1.      Events of Default............................................................................41





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         Section 7.2.      Remedies.....................................................................................43

ARTICLE 8.                 MISCELLANEOUS................................................................................44
         Section 8.1.      Amendments and Waivers.......................................................................44
         Section 8.2.      Usury........................................................................................44
         Section 8.3.      Expenses; Indemnities........................................................................44
         Section 8.4.      Term; Survival...............................................................................46
         Section 8.5.      Assignment; Participations...................................................................46
         Section 8.6.      Notices......................................................................................46
         Section 8.7.      Setoff.......................................................................................47
         Section 8.8.      Jurisdiction; Immunities.....................................................................47
         Section 8.9.      Table of Contents; Headings..................................................................47
         Section 8.10.     Severability.................................................................................48
         Section 8.11.     Counterparts.................................................................................48
         Section 8.12.     Integration..................................................................................48
         Section 8.13.     Governing Law................................................................................48
         Section 8.14.     Confidentiality..............................................................................48
         Section 8.15.     Authorization of Third Parties to Deliver
                           Opinions, Etc................................................................................49
         Section 8.16.     Borrower's Waivers...........................................................................49

Schedule 1.1               Commitments and Lending Offices
Schedule 4.4               Litigation
Schedule 4.6               Liens
Schedule 4.9               Subsidiaries
Schedule 4.10              Credit Arrangements
Schedule 4.15              Consents and Approvals
Schedule 4.16              Partnerships
Schedule 6.8               Permitted Transaction with Affiliates

Exhibit A                  Revolving Note
Exhibit B                  Notice of Borrowing
Exhibit C                  Officer's Certificate
Exhibit D                  Form of Opinion of Counsel to Borrower

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         CREDIT AGREEMENT dated as of December 29, 1995 between DONEGAL GROUP
INC., a Delaware corporation (the "Borrower"), and FLEET NATIONAL BANK OF CONNECTICUT (the "Bank").

         The Borrower desires that the Bank extend credit as provided herein, and the Bank is prepared to extend such credit. Accordingly, the Borrower and the Bank agree as follows:


                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

         Section 1.1.Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "Acquisition" means the acquisition to be effected in accordance with the terms and conditions of the Acquisition Agreement pursuant to which Borrower will acquire Pioneer Insurance and Delaware Insurance.

         "Acquisition Agreement" means the Agreement dated as of December 21, 1995 between Borrower and Donegal Mutual.

         "Acquisition Pro-Formas" means financial projections, prepared by the Borrower on a GAAP and SAP basis, showing the consolidated and consolidating balance sheets and statements of operations of Borrower and its Subsidiaries giving effect to the Acquisition.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (i) any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and
(ii) each director and officer shall be deemed to be an Affiliate of the Person.

         "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "A.M. Best Rating" means the most recent rating announced by A.M. Best (or any successor thereto) or, if such rating is no longer announced by A.M. Best (or its successor), the most recent rating announced by another rating agency selected by the Bank.





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         "Applicable Interest Rate" means for any Revolving Loan, the
Base Rate, plus the Applicable Margin, or Eurodollar Rate, plus the Applicable Margin,for such Revolving Loan.

         "Applicable Margin" means, with respect to Base Rate Loans or Eurodollar Rate Loans, the percentage per annum set forth below in the column entitled "Base Rate" or "Eurodollar Rate", as appropriate:

                  Base Rate                                   Eurodollar Rate
                  ---------                                   ---------------
                    0.00%                                          1.70%

         "Anniversary Date" means December 29 of each calendar year, commencing December 29, 1996.

         "Atlantic States" means Atlantic States Insurance Company, a Pennsylvania stock casualty insurance company.

         "Available Dividends" at the end of any fiscal quarter means the portion of Statutory Surplus of the Insurance Subsidiaries that is permitted by applicable laws and regulations to be distributed to shareholders.

         "Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by the Bank in Hartford, Connecticut, from time to time, as the Bank's base rate or prime rate.

         "Base Rate Loan" means a Revolving Loan which bears interest at the Base Rate, plus the Applicable Margin.

         "Borrowing" means a borrowing consisting of a Revolving Loan from the Bank under this Agreement.

         "Business Day" means any day (other than a Saturday, Sunday or legal holiday) on which commercial banks are not authorized or required to close in Connecticut, except that, with respect to Borrowings, notices, determinations and payments with respect to a Eurodollar Rate Loan, such day shall be a "Business Day" only if it is also a day for trading by and between banks in the London interbank Eurodollar market.

         "Capital Expenditures" means, for any period, the Dollar amount of gross expenditures (including payments in respect of Capital Lease Obligations) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period, all as determined in accordance with GAAP.






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         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Capital Lease Obligation" means the obligation of the lessee under a Capital Lease. The amount of a Capital Lease Obligation at any date is the amount at which the lessee's liability under the related Capital Lease would be required to be shown on its balance sheet at such date in accordance with GAAP.

         "Closing Date" means the date this Agreement has been executed by the Borrower and the Bank.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Combined Statutory Net Income" means, for any period the combined net income of each of the Insurance Subsidiaries that appears, or should appear, on the SAP Financial Statements. On the annual SAP Financial Statements form for the year ended December 31, 1994, the net income amount appears on line 16, column (1) on page 4 thereof.

         "Combined Statutory Surplus" means, for any period, the positive surplus of each of the Insurance Subsidiaries that appears, or should appear, on the SAP Financial Statements of each Insurance Subsidiary, combined. On the annual SAP Financial Statements form prescribed for the year ended December 31, 1994, such amount appears on line 32, column (1) on page 4 thereof.

         "Commitment" means the commitment of the Bank to make Revolving Loans hereunder as set forth in Schedule 1.1, as the same may be reduced from time to time pursuant to Sections 2.4 and 2.5.

         "Commitment Period" means the period from and including the date hereof to but not including the Revolving Loan Termination Date or such earlier date as the Commitment shall terminate as provided herein.

         "Consolidated GAAP Net Worth" means the sum of (a) the capital stock and additional paid-in capital of the Borrower and its Subsidiaries on a consolidated basis, plus (without duplication) (b) the amount of retained earnings (or, in the case of a deficit, minus the deficit), minus (c) treasury stock, plus or minus (d) any other account which is customarily added or deducted in determining shareholders' equity, all of which shall be determined on a consolidated basis in accordance with GAAP.

         "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of Property or services (except trade payables in the





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                                       -4-



ordinary course of business); (c) Unfunded Vested Liabilities of such Person (if such Person is not the Borrower, determined in a manner analogous to that of determining Unfunded Vested Liabilities of the Borrower); (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase or to provide funds for payment of the obligations of another Person, to supply funds to invest in any Person to cause such Person to maintain a minimum working capital or net worth or otherwise assure the creditors of such Person against loss; (g) obligations secured by any Lien on Property of such Person; and (h) Capital Lease Obligations.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means a percentage per annum equal at all times to the lesser of 2% per annum above the Applicable Interest Rate in effect from time to time or the highest rate permitted by law.

         "Delaware Insurance" means Delaware American Insurance Company, a Delaware stock casualty insurance company.

         "Distributions" means (a) dividends or other distributions in respect of capital stock of a Person (except distributions in such stock) and (b) the redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock) unless made, contemporaneously, from the net proceeds of a sale of such stock; in either case valued at the greater of book or fair market value of the Property being dividended, distributed or otherwise transferred as a Distribution.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Donegal Mutual" means Donegal Mutual Insurance Company, a mutual casualty insurance company organized under the laws of the Commonwealth of Pennsylvania.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.






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         "Eurodollar Rate" means, for the Interest Period for each Eurodollar
Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to (x) the rate quoted by the Bank at which deposits in Dollars are offered by prime commercial banks to prime commercial banks in the London interbank Eurodollar market two Business Days before the first day of such Interest Period for a period equal to such Interest Period and in an amount equal to the Borrowing, divided by (y) one (1) minus the Reserve Requirement for each such Eurodollar Rate Loan for such Interest Period.

         "Eurodollar Rate Loan" means a Revolving Loan which bears interest at the Eurodollar Rate, plus the Applicable Margin.

         "Event of Default" has the meaning given such term in Section 7.1.

         "Fixed Charge Coverage Ratio" at the end of any fiscal quarter means the ratio of (a) the sum of (i) Available Dividends, minus dividends paid by each Insurance Subsidiary to the Borrower for the immediately preceding four fiscal quarters (ending on such date), plus (ii) total taxes paid by the Insurance Subsidiaries to the Borrower pursuant to any intercorporate tax sharing agreement, plus (iii) an amount equal to the consolidated GAAP EBIT of the Borrower and all Subsidiaries, except the Insurance Subsidiaries, for the immediately preceding four fiscal quarters (ending on such date), minus (iv) total taxes (determined in accordance with GAAP) paid by the Borrower on a consolidated basis for the immediately preceding four fiscal quarters (ending on such date) to (b) total Fixed Charges of the Borrower and its Subsidiaries on a consolidated basis for the immediately preceding four fiscal quarters (ending on such date).

         "Fixed Charges" means, with respect to any Person for any period, the sum of (a) the Interest Expense, plus (b) rental payments (other than the interest component of rental payments under Capital Leases included in Interest Expense) under all leases of such Person, plus (c) scheduled principal payments of Debt owed by such Person during such period.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 4.5 (except for changes concurred in by the Borrower's independent public accountants).

         "GAAP EBIT" means, with respect to any Person, for any period, an amount equal to Net Income for such period, plus (without duplication to the extent deducted in determining Net Income) the sum of (a) Interest Expense for such period, plus (b) income tax expense deducted in determining Net Income for such period, all of which





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                                       -6-



shall be determined in accordance with GAAP and eliminating intercompany balances and transactions, as applicable.

         "Insurance Commissioner" means with respect to any Insurance Subsidiary, the head of any insurance regulatory authority and/or such insurance regulatory authority in the relevant place of domicile of such Subsidiary at the relevant time.

         "Insurance Subsidiary" means any of Atlantic States, Southern Insurance, Pioneer Insurance and Delaware Insurance, and any other insurance company Subsidiaries of Borrower hereafter owned or acquired.

         "Interest Expense" means, with respect to any Person for any period, the consolidated interest expense, including the interest portion of rental payments under Capital Leases, as determined on a consolidated basis in accordance with GAAP.

         "Interest Period" means (a) for each Eurodollar Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Loan or on the last day of the preceding Interest Period, as the case may be, and ending on the numerically corresponding day of the last month of the period selected by the Borrower pursuant to the following provisions: the duration of each Eurodollar Rate Loan Interest Period shall be one (1), two (2), three (3) or six (6) months, in each case as the Borrower may select, upon notice received by the Bank not later than 11:00 a.m. (Connecticut time) on the third Business Day prior to the first day of such Interest Period; and (b) for each Base Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Base Rate Loan or on the last day of the preceding Interest Period, as the case may be, pursuant to notice received by the Bank not later than 11:00 a.m. (Connecticut time) on any Business Day selected by the Borrower as the first day of such Interest Period, and ending on the ninetieth (90th) day after the date of such Base Rate Loan or the last day of the preceding Interest Period, as the case may be; provided, however, that:

         (i) all Eurodollar Rate Loans comprising part of the same Borrowing shall be of the same duration;

         (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and






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                                       -7-



         (iii) no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Termination Date.

         "Investment" means, with respect to any Person, any investment by or of such Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures made in the ordinary course of business), capital contribution or other debt or equity participation or interest, in any other Person, including any partnership and joint venture interests of such Person in any other Person.

         "Investment Grade Securities" means any Securities having a fixed maturity which have a rating by the NAIC of 1 or 2 or, if the NAIC rating categories in effect on the Closing Date change, such other rating or ratings of such Securities determined by the NAIC to be symbolic of investment grade quality.

         "Lending Office" means, for each type of Revolving Loan, the lending office of the Bank (or of an affiliate of the Bank) designated as such for such type of Revolving Loan on Schedule 1.1 or such other office of the Bank (or of an affiliate of the Bank) as the Bank may from time to time specify to the Borrower as the office through which its Revolving Loans of such type are to be made and maintained.

         "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loan Documents" mean this Agreement, the Revolving Note and any other documents, agreements, reports, and instruments now or hereafter executed in connection herewith or contemplated hereby.

         "Materially Adverse Effect" means any material adverse effect upon the business, assets, liabilities, financial condition, results of operations or, as far as the Borrower can reasonably foresee, prospects of the Borrower and its Subsidiaries taken as a whole, or upon the ability of the Borrower or any of its Subsidiaries to perform in all material respects its obligations under this Agreement or any Loan Document resulting from any act, omission, situation, status, event, or undertaking, either singly or taken together.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.






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                                       -8-



         "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing substantially similar advisory, coordination or other like functions among insurance departments, insurance commissions and similar governmental authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such governmental authorities.

         "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

         "Notice of Borrowing" means the certificate, in the form of Exhibit B hereto, to be delivered by the Borrower to the Bank pursuant to Sections 2.3 and 3.2(e) and shall include any accompanying certifications or documents.

         "Obligations" means all indebtedness, obligations and liabilities of the Borrower and its Subsidiaries, if any, to the Bank under this Agreement or the Revolving Note.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Pioneer Insurance" means Pioneer Insurance Company, an Ohio stock casualty insurance company.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or regulatory exemption (including a class exemption or an individual exemption).

         "Property" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "Regulations D, X and U" means Regulations D, X and U of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time.






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                                       -9-



         "Regulatory Change" means any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any orders, rulings, interpretations, directives, guidelines or requests applying to a class of banks including the Bank, of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under Section 412(d) of the Code.

         "Reserve Requirement" means for any Eurodollar Rate Loans for any quarterly period (or, as the case may be, shorter period) as to which interest is payable hereunder, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System in Boston, Massachusetts with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D) or nonpersonal Dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (i) any category of liabilities which includes deposits by references to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Rate", as applicable, in this Article 1, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans.

         "Revolving Loan" or "Revolving Loans" has the meaning specified in Section 2.1. Each Revolving Loan shall be a Base Rate Loan or a Eurodollar Rate Loan.

         "Revolving Loan Termination Date" means December 29, 2002; provided, however, if not fewer than sixty (60) days nor more than ninety (90) days prior to either or both of the first and second Anniversary Date, the Borrower requests the Bank to extend the Revolving Loan Termination Date for an additional year and if the Bank in its sole discretion in writing within thirty
(30) days of such request, grants such request, the Revolving Loan Termination Date means the date to which the Revolving Loan Termination Date has been so extended. If such date is not a Business Day, the Revolving Loan Termination Date shall be the next preceding Business Day.

         "Revolving Note" means a promissory note of the Borrower, in the form of Exhibit A hereto, evidencing the Revolving Loans made by the Bank hereunder.

         "SAP" means, for each Insurance Subsidiary, the statutory accounting practices permitted or prescribed by any applicable Insurance Commissioner for the preparation of annual statements and other financial reports by casualty insurance companies selling the same lines of insurance as such Insurance Subsidiary.

         "SAP Financial Statements" means, for each Insurance Subsidiary, the financial statements which have been submitted or are required to be submitted to the applicable Insurance Commissioner.

         "Securities" means any capital stock, share, voting trust certificate, bonds, debentures, notes or other evidences of indebtedness, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

         "Senior Officer" means the (a) chief executive officer, (b) chief financial officer or (c) the president of the Person designated.

         "SFAS No. 115" means Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity
Securities, issued by the Financial Accounting Standards Board in
May, 1993.

         "Southern Insurance" means Southern Insurance Company of Virginia, a Virginia stock casualty insurance company.

         "Statutory Net Income" with respect to any Insurance Subsidiary, means, for any period the net income that appears, or should appear, on the SAP Financial Statements of such Insurance Subsidiary. On the annual SAP Financial Statements form prescribed for the year ended December 31, 1994, the net income amount appears on line 16, column (1) on page 4 thereof.

         "Statutory Surplus" with respect to any Insurance Subsidiary, means, for any period, the surplus that appears, or should appear, on the SAP Financial Statements of such Insurance Subsidiary. On the annual SAP Financial Statements form prescribed for the year ended December 31, 1994, such amount appears on line 32, column (1) on page 4 thereof.

         "Subsidiary" means with respect to any Person, any corporation, partnership or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership or joint venture, in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower or of a Subsidiary of the Borrower.

         "Total Invested Assets" means, as at any date of determination, the aggregate value of all Borrower's and the Insurance Subsidiaries' portfolios of stocks, bonds, mortgage loans, real estate, policy loans and other assets classified as invested assets under and valued in accordance with SAP as at such date.

         "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.


         Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, applied on a consistent basis, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a consistent basis; except as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement such that the financial covenants contained in
Article 6 would then be calculated in a different manner or with different components (a) the Borrower and the Bank agree to enter into good faith negotiations to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) the Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections during the sixty (60) days following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change; provided, however, if an amendment shall not be agreed upon within sixty (60) days or such longer period as shall be agreed to by the Bank, for purposes of determining compliance with such covenants until such amendment shall be agreed upon, such terms shall be construed in accordance with GAAP as in effect on the Closing Date applied on a basis consistent with the application used in preparing the financial statements for the year ended December 31,

1994 but assuming that SFAS No. 115 had been adopted by the Borrower for such year.

         Section 1.3. Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         Section 1.4. Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         Section 1.5. References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as the Borrower shall have no Subsidiaries.

         Section 1.6. Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory, the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                             ARTICLE 2. THE CREDIT.

        Section 2.1. The Revolving Loans. Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving loans to the Borrower (hereinafter collectively referred to as the "Revolving Loan" or "Revolving Loans") from time to time from and including the date hereof until the earlier of the Revolving Loan Termination Date or the termination of the Commitment of the Bank, up to, but not exceeding in the aggregate principal amount at any one time outstanding, the amount of TWENTY MILLION AND NO/00 DOLLARS ($20,000,000). Each Borrowing under this Section 2.1 of (i) a Base Rate Loan shall be in the principal amount of not less than $200,000 or any greater amount which is an integral multiple thereof; or (ii) a Eurodollar Rate Loan shall be in the principal amount of not less than $1,000,000 or any greater amount which is an integral multiple thereof. During the Commitment Period and subject to the foregoing limitations, the Borrower may borrow, repay and reborrow Revolving Loans, all in accordance with the terms and conditions of this Agreement.

         Section 2.2. The Revolving Note.

        (a) The Revolving Loans of the Bank shall be evidenced by a single promissory note in favor of the Bank in the form of Exhibit A, dated the date of this Agreement, and duly completed and executed by the Borrower.

        (b) The Bank is authorized to record and, prior to any transfer of the Revolving Note, endorse on a schedule forming a part thereof appropriate notations evidencing the date, the type, the amount and the maturity of each Revolving Loan made by it which is evidenced by such Revolving Note and the date and amount of each payment of principal made by the Borrower with respect thereto; provided, that failure to make any such endorsement or notation shall not affect the Obligations of the Borrower hereunder or under the Revolving Note. The Bank is hereby irrevocably authorized by the Borrower to so endorse the Revolving Note and to attach to and make a part of the Revolving Note a continuation of any such schedule as and when required. The Bank may, at its option, record and maintain such information in its internal records rather than on such schedule.

         Section 2.3. Procedure for Borrowing.

        (a) The Borrower shall give the Bank a Notice of Borrowing, in the form of Exhibit B hereto, prior to 11:00 a.m. (Connecticut time), on the date of a Borrowing of a Base Rate Loan and at least three (3) Business Days before a Borrowing of a Eurodollar Rate Loan, specifying:

        (i) the date of such Borrowing, which shall be a Business Day,

        (ii) the principal amount of such Borrowing,

        (iii) whether the Revolving Loan comprising such Borrowing is to be a Base Rate Loan or a Eurodollar Rate Loan, and

        (iv) if a Eurodollar Rate Loan, the Interest Period with respect to such Borrowing.

        (b) No Notice of Borrowing shall be revocable by the Borrower.

        (c) It is understood that if the Borrower elects an Interest Period with respect to a Eurodollar Rate Loan of six months, the Eurodollar Rate quoted to the Borrower two Business Days preceding the first day of the Interest Period will be based on the Bank's good faith estimate of its costs of funding such Revolving Loan and that the actual interest rate for the Interest Period for such Revolving Loan may vary from that quoted to reflect the Bank's actual costs of funding on the date of the Revolving Loan.

        (d) There shall be no more than four (4) Interest Periods relating to Eurodollar Rate Loans outstanding at any time.

        (e) If the Bank makes a new Revolving Loan hereunder on a day on which the Borrower is to repay an outstanding Revolving Loan from the Bank, the Bank shall apply the proceeds of its new Revolving Loan to make such repayment and only an amount equal to the excess (if any) of the amount being borrowed over the amount being repaid shall be made available by the Bank to the Borrower.

        (f) Notwithstanding anything to the contrary herein contained, if, upon the expiration of any Interest Period applicable to any Borrowing of a Revolving Loan, the Borrower shall fail to give a new Notice of Borrowing as set forth in this Section 2.3, the Borrower shall be deemed to have given a new Notice of Borrowing of a Base Rate Loan in principal amount equal to the outstanding principal amount of such Revolving Loan, and the proceeds of the new Borrowing shall be applied directly to repay such outstanding principal amount on the day of such Borrowing.

         Section 2.4. Termination or Optional Reduction of Commitment. The Commitment shall terminate on the Revolving Loan Termination Date and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date. No termination of the Commitment hereunder shall relieve the Borrower of any of its outstanding Obligations to the Bank hereunder or otherwise. The Borrower shall have the right, upon prior written notice of at least five (5) Business Days to the Bank, to terminate or, from time to time, reduce the Commitment, provided that (i) any such reduction of the Commitment shall be accompanied by the prepayment of the Revolving Note, together with accrued interest thereon to the date of such prepayment and any amount due pursuant to Section 2.7, to the extent, if any, that the aggregate unpaid principal amount thereof then outstanding exceeds the Commitment as then reduced and (ii) any such termination of the Commitment shall be accompanied by prepayment in full of the unpaid principal amount of the Revolving Note, together with accrued interest thereon to the date of such prepayment and any amount due pursuant to Section 2.7. Any such partial reduction of the Commitment shall be in an aggregate principal amount of $500,000 or any whole multiple thereof and shall reduce permanently the Commitment then in effect hereunder.

         Section 2.5. Mandatory Annual Reduction of Commitment.

         (a) On each Anniversary Date, commencing on December 29, 1998 (the "Amortization Commencement Date"), until the Revolving Loan Termination Date, the Commitment of the Bank shall be reduced automatically by an amount equal to $4,000,000; provided, however, if the Bank on or prior to either or both of the first and second Anniversary Dates has granted any request of the Borrower to extend the Revolving Loan Termination Date for an additional year (as described in the definition of Revolving Loan Termination Date), the Amortization Commencement Date shall be extended to the immediately succeeding such Anniversary Date.

         (b) On the effective date of each reduction of the Commitment of the Bank pursuant to Section 2.5(a), the Borrower shall repay such principal amount (together with accrued interest thereon and any amount due pursuant to Section 2.7(b), of outstanding Revolving Loans, if any, as may be necessary so that after such repayment, the aggregate unpaid principal amount of the Revolving Loans does not exceed the Commitment as then reduced.

         Section 2.6. Maturity of Revolving Loans. Each Revolving Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Revolving Loan, or such earlier date as provided herein.

         Section 2.7. Optional Prepayments.

         (a) The Borrower may, upon notice to the Bank not later than 2:00 p.m. (Connecticut time) on the date of payment, prepay the Base Rate Loans, without premium or penalty, in whole at any time or from time to time in part by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment.

         (b) The Borrower may, upon at least three (3) Business Days' notice to the Bank, prepay the Eurodollar Rate Loans, in whole at any time or from time to time in part, by paying the principal amount being prepaid together with (i) accrued interest thereon to the date of prepayment and (ii) if such prepayment occurs on a date that is not the last day of the Interest Period applicable to such Revolving Loan, any amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate the Bank for any loss, cost or expense which the Bank may incur as a result of such prepayment, including without limitation, any loss, cost or expense incurred by reason of funds liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain such Eurodollar Rate Loan and any administrative costs, expenses or charges of the Bank as a result thereof. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so prepaid for the period from the date of such prepayment to the last day of the then current Interest Period for such Eurodollar Rate Loan at the applicable rate of interest for such Eurodollar Rate Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount the Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Bank), if the Bank has match-funded such Eurodollar Rate Loan, or the Bank's cost of funds, if the Bank has not match-funded. The Bank will furnish to the Borrower a certificate setting forth the basis and amount of each request by the Bank for compensation under this Section 2.7.

         Section 2.8. Interest on the Revolving Loans.

        (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day, plus the Applicable Margin. Interest shall be payable on the last day of the Interest Period applicable thereto. Such interest shall accrue from and including the date of such Borrowing to but excluding the date of any repayment thereof and shall be computed on the basis of a fraction, the numerator of which is the actual number of days elapsed from the date of Borrowing and the denominator of which is three hundred sixty five (365). Overdue principal of and, to the extent permitted by law, overdue interest on the Base Rate Loans shall bear interest for each day until paid at a percentage per annum equal to the Default Rate.

        (b) Each Eurodollar Rate Loan shall bear interest on the unpaid principal amount thereof, for each day from the date such Eurodollar Rate
Loan is made until it becomes due, at a rate per annum equal to the Eurodollar Rate for the relevant Interest Period, plus the Applicable Margin. Interest shall be payable on the last day of the Interest Period applicable thereto; provided, that if such Interest Period is longer than ninety (90) days, interest shall be payable every ninety (90) days and on the last day of such Interest Period. Such interest shall accrue from and including the date of such Borrowing to but excluding the date of any repayment thereof and shall be computed on the basis of a fraction, the numerator of which is the actual number of days elapsed from the date of Borrowing and the denominator of which is three hundred sixty
(360). Overdue principal of and, to the extent permitted by law, overdue interest on the Eurodollar Rate Loans shall bear interest for each day until paid at a percentage per annum equal to the Default Rate.

         Section 2.9. Fees.

         (a) The Borrower shall pay a $60,000 facility fee to the Bank, all of which facility fee shall be paid on the Closing Date.

         (b) The Borrower shall pay to the Bank a non-use fee for the Commitment Period, payable in arrears at the rate of 3/10 of 1% per annum on the average daily unused portion of the Bank's Commitment, which non-use fee shall be payable quarterly on the first Business Day of January, April, July and October of each year beginning January, 1996.

         (c) The fees required by paragraphs (a) and (b) of this Section shall not be refundable.

         Section 2.10. Payments Generally. All payments under this Agreement shall be made in Dollars in immediately available funds not later than 2:00 p.m.(Connecticut time) on the due date (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day) to the Bank at its address set forth on the signature pages hereof or at such other address as it may hereafter designate by notice to the Borrower for the account of the Lending Office of the Bank specified by the Bank on Schedule
1.1 hereto. The Borrower shall, at the time of making each payment under this Agreement, specify to the Bank the principal or other amount payable by the Borrower under this Agreement to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Bank may apply such payment as it may elect in its sole discretion). If the due date of any payment under this Agreement would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in the computation of such payment; provided that, if such extension would cause the last day of an Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         Section 2.11. Capital Adequacy. If after the date hereof, either (i) the introduction of, or any change in, or in the interpretation or enforcement of, any law, regulation, order, ruling, interpretation, directive, guideline or request or (ii) the compliance with any order, ruling, interpretation, directive, guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, announced, published, promulgated or made after the date hereof (including, in any event, any law, regulation, order, ruling, interpretation, directive, guideline or request contemplated by the report dated July, 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking

Regulation and Supervisory Practices) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank reasonably determines that the amount of such required or expected capital is increased by or based upon the existence of the Bank's Revolving Loans hereunder or the Bank's commitment to lend hereunder, then, upon demand by the Bank, the Borrower shall be liable for, and shall pay to the Bank, within thirty (30) days following demand from time to time by the Bank, additional amounts sufficient to compensate the Bank in the light of such circumstances for the effects of such law, regulation, order, ruling, interpretation, directive, guideline or request, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's Revolving Loans hereunder or of the Bank's commitment to lend hereunder. A certificate substantiating such amounts and identifying the event giving rise thereto, submitted to the Borrower by the Bank, shall be conclusive, absent manifest error. The Bank shall promptly notify the Borrower of any event of which it has knowledge occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section, and the Bank shall take any reasonable action available to it consistent with its internal policy and legal and regulatory restrictions (including the designation of a different Lending Office, if any) that will avoid the need for, or reduce the amount of, such compensation and will not in the reasonable judgment of the Bank be otherwise disadvantageous to the Bank.

         Section 2.12. Increased Costs. If after the date hereof, due to either
(i) the introduction of or any change in or in the interpretation or enforcement of, any law, regulation, order, ruling, directive, guideline or request, or (ii) the compliance with any order, ruling, directive, guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, announced, published, promulgated or made after the date hereof, there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days following a demand by the Bank, pay to the Bank for the account of the Bank additional amounts sufficient to compensate the Bank for such increased cost; provided, however, that before making any such demand, the Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow the Bank or its Lending Office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and would not, in the reasonable judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate substantiating the amount of such increased cost, submitted to the Borrower by the Bank, shall be conclusive, absent manifest error.

         Section 2.13. Illegality. Notwithstanding any other provision of this Agreement, if after the date hereof the introduction of, or any change in or in the interpretation or enforcement of, any law, regulation, order, ruling, directive, guideline or request shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for the Bank or its Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans hereunder, then, on notice thereof by the Bank to the Borrower, (i) the obligation of the Bank to make Eurodollar Rate Loans shall terminate (and the Bank shall make all of its Revolving Loans as Base Rate Loans notwithstanding any election by the Borrower to have the Bank make Eurodollar Rate Loans) and (ii) if legally permissible, at the end of the current Interest Period for such Eurodollar Rate Loans, otherwise five (5) Business Days after such notice and demand, all Eurodollar Rate Loans of the Bank then outstanding will automatically convert into Base Rate Loans; provided, however, that before making any such demand, the Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow the Bank or its Lending Office to continue to perform its obligations to make Eurodollar Rate Loans and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate describing such introduction or change in or in the interpretation or enforcement of such law, regulation, order, ruling, directive, guideline or request, submitted to the Borrower by the Bank, shall be conclusive evidence of such introduction, change, interpretation or enforcement, absent manifest error. The Bank and the Borrower agree to negotiate in good faith in order to agree upon a mutually acceptable mechanism to provide that Eurodollar Rate Loans made by the Bank as to which the foregoing conditions occur shall convert into Base Rate Loans.

         Section 2.14. Payments to be Free of Deductions. All payments by the Borrower under this Agreement shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes (other than any taxes imposed on or measured by the gross income or profits of the Bank), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder, it will pay to the Bank, on the date on which such amount becomes due and payable hereunder and in Dollars, such additional amount as shall be necessary to enable the Bank to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the Borrower. If the Bank is at any time, or any permitted assignee of the Bank hereunder (an "Assignee"), is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof, the Bank or the Assignee shall deliver to the Borrower on the date it becomes a party to this Agreement, and at such other times as may be necessary in the determination of the Borrower in its reasonable discretion, such certificates, documents or other evidence, properly completed and duly executed by the Bank or the Assignee (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that the Bank or the Assignee is not subject to deduction or withholding of United States Federal Income Tax under Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to the Bank or the Assignee of principal, interest, fees or other amounts payable hereunder. Borrower shall not be required to pay any additional amount to the Bank or any Assignee under this Section 2.14 if the Bank or such Assignee shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if the Bank or any Assignee shall have satisfied such requirements on the date it became a party to this Agreement, nothing in this Section 2.14 shall relieve Borrower of its obligation to pay any additional amounts pursuant to this Section 2.14 in the event that, as a result of any change in applicable law, the Bank or such Assignee is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that the Bank or the Assignee is not subject to withholding as described in the immediately preceding sentence.

         Section 2.15. Computations. All computations of interest and like payments hereunder on the Revolving Loans shall, in the absence of clearly demonstrable error, be considered correct and binding on the Borrower and the Bank, unless within thirty (30) Business Days after receipt of any notice by the Bank of such outstanding amount, the Borrower notifies the Bank to the contrary.



                        ARTICLE 3. CONDITIONS PRECEDENT.

         Section 3.1. Documentary Conditions Precedent. The Commitment of the Bank to make Revolving Loans under this Agreement is subject to the condition precedent that the Borrower shall have delivered the following, in form and substance satisfactory to the Bank:

        (a) a Revolving Note for the account of the Bank duly executed by the Borrower;

        (b) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, attesting on behalf of the Borrower to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement, the Revolving Note and each other document to be delivered pursuant to this Agreement, and attesting to the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Revolving Note, and the other documents to be delivered by the Borrower under this Agreement;

        (c) a certificate of a Senior Officer of the Borrower, dated the Closing Date, certifying on behalf of the Borrower that (i) the representations and warranties in Article 4 are true, complete and correct in all material respects on such date as though made on and as of such date, (ii) no event has occurred and is continuing which constitutes a Default or Event of Default, (iii) the Borrower has performed and complied with all agreements and conditions contained in this Agreement which are required to be performed or complied with by the Borrower at or before the Closing Date, and (iv) there has been no material adverse change in the financial condition, operations, Properties, business, or as far as the Borrower can reasonably foresee, prospects of the Borrower and its Subsidiaries, if any, taken as a whole, since September 30, 1995;

        (d) a certificate of a Senior Officer of the Borrower, substantially in the form of Exhibit C, which certificate shall include information required to establish that the Borrower will be in compliance with the covenants set forth in this Agreement, after giving effect to the Acquisition and the transactions contemplated herein;

        (e) a certificate of good standing for the Borrower as of a recent date by the Secretary of State of its jurisdiction of incorporation and each state where the Borrower, by the nature of its business, is required to qualify to do business, except where the failure to be so qualified would not have a Materially Adverse Effect;

        (f) a certificate or similar instrument from the appropriate tax authority in the State of Delaware and, if different, its principal place of business, as to the payment by the Borrower of all taxes owed;

        (g) a certificate of good standing for each of the Insurance Subsidiaries as of a recent date by the Secretary of State or Insurance Commissioner of its jurisdiction of incorporation and each state where such Insurance Subsidiary, by the nature of its business, is required to qualify to do business, except where the failure to be so qualified would not have a Materially Adverse Effect;

        (h) with respect to each Insurance Subsidiary, a certificate or similar instrument from the appropriate tax authority in its jurisdiction of incorporation and, if different, its principal place of business, as to the payment by such Insurance Subsidiary of all taxes owed;

        (i) a certificate of authority from each Insurance Commissioner certifying that each Insurance Subsidiary is duly licensed and in good standing with the applicable Insurance Commissioner;

        (j) a favorable opinion of Duane, Morris & Heckscher, counsel to the Borrower, dated the Closing Date, in substantially the form set forth in Exhibit D hereto;

        (k) a certificate of a Senior Officer of the Borrower certifying that each consent, license, approval and notice required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and each other document and instrument required to be delivered in connection herewith and the consummation of the Acquisition is in full force and effect;

        (l) all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and the Bank shall have received any and all other information and documents with respect to the Borrower which it may reasonably request;

        (m) payment to the Bank of the facility fee in the amount of $60,000;

        (n) payment to Day, Berry & Howard, special counsel to the Bank, of its legal fees and disbursement; and

        (o) a true and complete copy of the Acquisition Agreement (and any amendments) as in effect on the Closing Date, certified by a Senior Officer of the Borrower.


         Section 3.2. Additional Conditions Precedent to Each Loan. The obligation of the Bank to make the Revolving Loans pursuant to a Borrowing (including the initial Borrowing), unless waived by the Bank, shall be subject to the further conditions precedent that on the date of such Revolving Loan:

        (a) the representations and warranties contained in Article 4 of this Agreement are true and correct in all material respects on and as of the date of such Revolving Loan as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

        (b) the Borrower has performed and complied with and is in compliance with all agreements and conditions contained in this Agreement which are required to be performed or complied with by the Borrower;

        (c) there does not exist any Default or Event of Default under this Agreement; and

        (d) the Bank shall have received a Notice of Borrowing in the form of Exhibit B, except to the extent otherwise provided in Section 2.3(f).

         Section 3.3. Deemed Representations. Each Notice of Borrowing hereunder and acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty that the statements contained in Section (a) are true and correct both on the date of such Notice of Borrowing and, unless the Borrower otherwise notifies the Bank prior to such Borrowing, as of the date of such Borrowing.


                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants the following:

         Section 4.1. Incorporation, Good Standing and Due Qualification. The Borrower is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of incorporation, has the power and authority to own its assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Materially Adverse Effect. The Borrower has all requisite power and authority to execute and deliver and to perform all of its obligations under this Agreement, the Revolving Note and the other writings contemplated hereby.

         Section 4.2. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the Revolving Note have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its shareholders; (b) violate any provisions of its certificate of incorporation or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or any Subsidiary, except with respect to filings described on Schedule 4.15, which filings have been made; (d) result in a breach of or constitute a default or require any consent under any indenture, mortgage or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its Properties may be bound; or (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.

         Section 4.3. Legally Enforceable Agreements. This Agreement and the Revolving Note constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

         Section 4.4. Litigation. Except as disclosed on Schedule 4.4, there are no actions, suits or proceedings or investigations (other than routine examinations performed by insurance regulatory authorities) pending or, as far as the Borrower can reasonably foresee, threatened against or affecting , the Borrower or any of its Subsidiaries, or any Property of any of them before any court, governmental agency or arbitrator, which if determined adversely to the Borrower or any Subsidiary would in any one case or in the aggregate, have a Materially Adverse Effect.

         Section 4.5. Financial Statements.

         (a) The consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1994 and December 31, 1993 and the related consolidated statements of operations, stockholders' equity, and cash flows of the Borrower and its Subsidiaries for the fiscal years then ended, and the accompanying footnotes, together with the opinion thereon of KPMG Peat Marwick, independent certified public accountants, and the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the six month period then ended, copies of which have been furnished to the Bank, fairly present the financial condition of the Borrower and its Subsidiaries, taken as a whole, as at such dates and the results of the operations of the Borrower and its Subsidiaries, taken as a whole, for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end accruals and audit adjustments and the absence of footnotes in the case of the interim financial statements). There are no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of the Borrower's business since December 31, 1994, and other than this Agreement and the Revolving Note. No written information, exhibit or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state any fact necessary to make the statements contained therein not materially misleading. Since December 31, 1994, no event or circumstance has occurred that would have a Materially Adverse Effect.

         (b) The Acquisition Pro-Formas have been prepared in good faith and on reasonable assumptions.

         Section 4.6. Ownership and Liens. Each of the Borrower and its Subsidiaries has good and valid title to, or valid leasehold interests in, its material Properties and assets, real and personal, including the material Properties and assets, and leasehold interests reflected in the financial statements referred to in Section (other than any Properties or assets disposed of in the ordinary course of business of the Borrower and its Subsidiaries), and none of the material Properties and assets owned by the Borrower or its Subsidiaries, and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or in Schedule , or as may be permitted hereunder.

         Section 4.7. Taxes. Each of the Borrower and its Subsidiaries has filed all federal and state tax returns and all other material local tax returns required to be filed, has paid all due and payable taxes, assessments and governmental charges and levies, including interest and penalties, imposed upon it or upon its Properties, and has made adequate provision for the payment of such taxes, assessments and other charges accruing but not yet due and payable, except with respect to taxes which are being contested in good faith by the Borrower or its Subsidiaries and for which such Person has established and maintains adequate reserves for payment. To the best knowledge of Borrower, there is no tax assessment contemplated or proposed by any governmental agency against the Borrower or any of its Subsidiaries that would have a Materially Adverse Effect, other than, as of each date subsequent to the Closing Date, such contemplated or proposed tax assessments with respect to which (i) Borrower has promptly notified Bank in writing of its knowledge and (ii) the Borrower or the appropriate Subsidiary of the Borrower has in good faith commenced, and thereafter diligently pursued, appropriate proceedings in opposition to such assessment.

         Section 4.8. ERISA. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. Within the three-year period prior to the date hereof, neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; each of the Borrower and its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no Unfunded Vested Liabilities and neither the Borrower nor any ERISA Affiliate has incurred any material liability to the PBGC under ERISA other than for premium payments incurred in the normal course of operating the Plans.

         Section 4.9. Subsidiaries and Ownership of Stock.

         (a) Schedule 4.9 correctly sets forth the names of all Subsidiaries of the Borrower. Except as otherwise indicated on Schedule 4.9, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record, except for qualifying shares held by the directors of the Subsidiaries, and beneficially by the Borrower or a Subsidiary of the Borrower, as disclosed on said Schedule; there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary; and all such shares or equity interests so owned are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all applicable state and federal securities and other laws, and are free and clear of all Liens, except as may be permitted hereunder and except for restrictions imposed upon the sale of stock of the Insurance Subsidiaries of the Borrower by the Insurance Commissioner or other insurance regulatory authorities.

         (b) Each Subsidiary of the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the power and authority to own its assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Materially Adverse Effect.

         (c) Each Subsidiary of the Borrower is in compliance with all laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any governmental or public agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, would not have a Materially Adverse Effect.

         Section 4.10. Credit Arrangements. Schedule is a complete and correct list of all credit agreements, indentures, guaranties, Capital Leases, mortgages, and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated, other than trade payables in the ordinary course of business of the Borrower and its Subsidiaries; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are therein set forth and are correctly stated as of the date hereof, and all Liens given or agreed to be given as security therefor are therein set forth and are correctly described or indicated in such Schedule.

         Section 4.11. Operation of Business. Each of the Borrower and its Subsidiaries possesses all licenses, permits and franchises, or rights thereto, necessary to conduct its business as now conducted and as presently proposed to be conducted, the absence of which would have a Materially Adverse Effect, and neither the Borrower nor any of its Subsidiaries is in violation in any material respect of any valid rights of others with respect to any of the foregoing.

         Section 4.12. No Default on Outstanding Judgments or Orders. Each of the Borrower and its Subsidiaries has satisfied all material judgments and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which would, in any one case or in the aggregate, have a Materially Adverse Effect.

         Section 4.13. No Defaults on Other Agreements. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, mortgage or loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would have a Materially Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 4.14. Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 4.15. Consents and Approvals. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person, including without limitation, any Insurance Commissioner, is required to authorize, or is required in connection with the execution, delivery and performance by the Borrower of, or the legality, validity, binding effect or enforceability of, this Agreement, the Revolving Note or the Acquisition Agreement, except the consents, approvals or other similar actions listed on Schedule 4.15 attached hereto. Such consents, approvals or other similar actions have been obtained and have not been modified, amended, rescinded or revoked, and are in full force and effect.

         Section 4.16. Partnerships. Except as set forth in Schedule 4.16, neither the Borrower nor any of its Subsidiaries is a partner in any partnership.

         Section 4.17. Environmental Protection. Each of the Borrower and its Subsidiaries has obtained all material permits, licenses and other authorizations which are required under all environmental laws, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, except to the extent failure to have any such permit, license or authorization would not reasonably be expected to have a Materially Adverse Effect. Each of the Borrower and its Subsidiaries is in compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not reasonably be expected to have a Materially Adverse Effect. None of the Properties of the Borrower or its Subsidiaries, either owned or leased, have been included or, as far as the Borrower can reasonably foresee, proposed for inclusion on the National Priorities List adopted pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as amended, or on any similar list or inventory of sites requiring response or cleanup actions adopted by any other federal, state or local agency.

         Section 4.18. Copyrights, Patents, Trademarks, Etc. Each of the Borrower and its Subsidiaries is duly licensed or otherwise entitled to use all patents, trademarks, service marks, trade names, and copyrighted materials which are used in the operation of its business as presently conducted, except where the failure to be so licensed or entitled would not have a Materially Adverse Effect. No claim is pending or, as far as the Borrower can reasonably foresee, threatened against the Borrower or any of its Subsidiaries contesting the use of any such patents, trademarks, service marks, trade names or copyrighted materials, nor does the Borrower know of any valid basis for any such claims, other than claims which, if adversely determined, would not have a Materially Adverse Effect.

         Section 4.19. Compliance with Laws. Neither the Borrower nor any of its Subsidiaries is in violation of any laws, ordinances, rules or regulations, applicable to it, of any federal, state or municipal governmental authorities, instrumentalities or agencies, including without limitation, the United States Occupational Safety and Health Act of 1970, as amended, except where such violation would not have a Materially Adverse Effect.

         Section 4.20. Events of Default. No Default or Event of Default ha occurred and is continuing.

         Section 4.21. No Adverse Change. Since September 30, 1995, there has occurred no event which would have a Materially Adverse Effect.

         Section 4.22. Use of Proceeds. The Borrower shall use the proceeds of each Revolving Loan (i) to acquire 100% of the shares of capital stock of Pioneer Insurance and Delaware Insurance from Donegal Mutual, (ii) to make surplus contributions to the Insurance Subsidiaries, (iii) to acquire all or substantially all of the assets or capital stock of any other insurance corporation and (iv) for other general corporate purposes; provided, however, that the Borrower shall use at least $10,000,000 of the proceeds of the Revolving Loan for the purposes described in clause (i) above. No part of such proceeds shall be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System) in violation of Regulations U and X. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

                        ARTICLE 5. AFFIRMATIVE COVENANTS

         During the term of this Agreement, and until performance, payment and/or satisfaction in full of the Obligations, the Borrower covenants and agrees that it shall, and shall cause each of its Subsidiaries to, unless the Bank otherwise consents in writing:

         Section 5.1. Maintenance of Existence and Domicile of Insurance Subsidiaries. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required from time to time, except where failure to be so qualified would not have a Materially Adverse Effect; and preserve and maintain the domicile of each of its Insurance Subsidiaries as in effect on the date hereof.

         Section 5.2. Conduct of Business. Continue to engage in a business of the same general type as conducted by it on the date of this Agreement.

         Section 5.3. Maintenance of Properties. Maintain, keep and preserve all of its material Properties (tangible and intangible), necessary or useful in the conduct of its business, in good working order and condition, ordinary wear and tear excepted, except that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of Borrower and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

         Section 5.4. Maintenance of Records. Keep accurate and complete records and books of account, in which complete entries will be made in accordance with GAAP and SAP, reflecting all financial transactions of the Borrower and its Subsidiaries.

         Section 5.5. Maintenance of Insurance. Maintain insurance (subject to customary deductibles and retentions) with financially sound and reputable insurance companies, in such amounts and with such coverages (including without limitation public liability insurance, fire, hazard and extended coverage insurance on all of its assets, necessary workers' compensation insurance and all other coverages as are consistent with industry practice) as are maintained by companies of established reputation engaged in similar businesses and similarly situated.

         Section 5.6. Compliance with Laws. Comply in all respects with all applicable laws, rules, regulations and orders, except where the failure to so comply would not have a Materially Adverse Effect. Such compliance shall include, without limitation, paying all taxes, assessments and governmental charges imposed upon it or upon its Property (and all penalties and other costs, if any, related thereto), unless contested in good faith by appropriate proceedings and for which adequate reserves have been set aside.

         Section 5.7. Right of Inspection. From time to time upon prior notice and in accordance with customary standards and practices within the banking industry (including, without limitation, upon any Event of Default or whenever the Bank may have reasonable cause to believe that an Event of Default has occurred), the Borrower shall permit the Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the Properties of, the Borrower and its Subsidiaries to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their respective officers and directors and the Borrower's independent accountants, and to make such verification concerning the Borrower and its Subsidiaries as may be reasonable under the circumstances, and furnish promptly to the Bank true copies of all financial information that may reasonably be requested by the Bank; provided, that the Bank shall use reasonable efforts to not materially interfere with the business of the Borrower and its Subsidiaries and to treat as confidential any and all information obtained pursuant to this Section , except to the extent disclosure is required by any law, regulation, order, ruling, directive, guideline or request from any central bank or other government authority (whether or not having the force of law).

         Section 5.8. Reporting Requirements. The Borrower shall, and shall cause each of its Subsidiaries, as applicable, to, furnish to the Bank:

         (a) Annual GAAP Statements of Borrower. Within one hundred twenty (120) days following the end of Borrower's fiscal year (or such earlier date as the Borrower's Form 10-K is filed with the Securities and Exchange Commission) copies of:

        (i) the consolidated and consolidating (including the Borrower on a parent-only basis) balance sheets of the Borrower and its Subsidiaries as at the close of such fiscal year, and

        (ii) the consolidated and consolidating (including the Borrower on a parent-only basis) statements of operations and statements of stockholders' equity and cash flows, in each case of the Borrower and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year and prepared in accordance with GAAP, all in reasonable detail and accompanied by an opinion thereon of KPMG Peat Marwick or other firm of independent public accountants of recognized national standing selected by the

Borrower and reasonably acceptable to the Bank, to the effect that the financial statements have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and present fairly in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the end of such fiscal year and the results of its operations for the fiscal year then ended and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances.

        (b) Annual SAP Financial Statements. As soon as available, and in any event within one hundred twenty (120) days following the end of the fiscal year of each Insurance Subsidiary (or such earlier date as such are filed with the applicable insurance regulatory authority), copies of audited SAP Financial Statements for each such Insurance Subsidiary, in each case setting forth in comparative form the figures for the preceding fiscal year and prepared in accordance with SAP, all in reasonable detail and accompanied by an opinion thereon of KPMG Peat Marwick or other firm of independent public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Bank, to the effect that the financial statements have been prepared in accordance with SAP (except for changes in application in which such accountants concur) and present fairly in all material respects in accordance with SAP the financial condition of such Insurance Subsidiary as of the end of such fiscal year and the results of its operations for the fiscal year then ended and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances.

        (c) Quarterly GAAP Statements of Borrower. As soon as available, and in any event within sixty (60) days after the end of each quarterly fiscal period of the Borrower (other than the fourth fiscal quarter of any fiscal year), copies of:

        (i) the consolidated and consolidating (including the Borrower on a parent-only basis) balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and

        (ii) the consolidated and consolidating (including the Borrower on a parent-only basis) statements of operations and consolidated statements of stockholders' equity and cash flows, in each case of the Borrower and its Subsidiaries for such fiscal quarter and the portion of such fiscal year ended with such fiscal quarter, in each case setting forth in comparative form the figures for the preceding fiscal year and prepared in accordance with GAAP all in reasonable detail and certified as presenting fairly in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the end of such period and the results of operations for such period by a Senior Officer of such company, subject only to normal year-end accruals and audit adjustments and the absence of footnotes.

         (d) Quarterly SAP Statements. As soon as available, and in any event within sixty (60) days following the end of each fiscal quarter of each Insurance Subsidiary (or such earlier date as such are filed with the applicable insurance regulatory authority), copies of the unaudited SAP Financial Statements for each quarterly fiscal period of each such Insurance Subsidiary, in each case setting forth in comparative form the figures for the preceding fiscal year and prepared in accordance with SAP, all in reasonable detail and certified as presenting fairly in accordance with SAP the financial condition of such Insurance Subsidiary, as of the end of such period and results of operations for such period by a Senior Officer of such Insurance Subsidiary, subject to normal year-end accruals and audit adjustments.

         (e) Annual/Quarterly Reports. Concurrently with the delivery of the financial statements required pursuant to subsections (a) and (c) of this Section, copies of all reports required to be filed with the Insurance Commissioner in connection with the filing of such financial statements.

         (f) SEC Filings. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

         (g) Notice of Litigation. Promptly after the commencement thereof, notice of any action, suit and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against the Borrower or any of its Subsidiaries (A) not arising out of an insurance policy issued by the Borrower or any of its

Subsidiaries, which, if determined adversely to the Borrower or such Subsidiary, would have a Materially Adverse Effect, (B) arising out of an insurance policy issued by any of the Subsidiaries of the Borrower or by any of its Subsidiaries, which demands relief, net of reinsurance obtained by the Borrower or its Subsidiaries with respect to such insurance policy, which, if determined adversely to the Borrower or such Subsidiary would have a Materially Adverse Effect, or (C) commenced by any creditor or lessor under any written credit agreement with respect to borrowed money in excess of $500,000 or material lease which asserts a default thereunder on the part of the Borrower or any of its Subsidiaries.

         (h) Notices of Default. As soon as practicable and in any event within fifteen (15) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

         (i) Actuarial Report Confirming Reserves. As soon as available, and in any event within one hundred twenty (120) days after the close of each fiscal year of the Borrower, a report confirming the adequacy of the SAP reserves of each Insurance Subsidiary from KPMG Peat Marwick or an actuarial firm of recognized national standing or the actuarial division of any other accounting firm of recognized national standing acceptable to the Bank.

         (j) Other Filings. Promptly upon the filing thereof and at any time upon the reasonable request of the Bank, permit the Bank the opportunity to review copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as practicable and in any event within fifteen (15) days after the Borrower or any if its Subsidiaries knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Donegal Mutual, the Borrower or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Bank a certificate of a Senior Officer of the Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto.

         (k) Additional Information. Such additional information as the Bank may reasonably request concerning the Borrower and its Subsidiaries and for that purpose all pertinent books, documents and vouchers relating to its business, affairs and Properties, including investments as shall from time to time be designated by the Bank.

         Section 5.9. Certificates.

         (a) Officers' Certificate. Simultaneously with each delivery of financial statements pursuant to Section (a) and (d), the Borrower shall deliver to the Bank a certificate of its Chief Financial Officer which will

        (i) certify on behalf of the Borrower that such officer has reviewed the Agreement and the condition and transactions of the Borrower and its Subsidiaries for the period covered by such financial statements, and state that to the best of his knowledge the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the Revolving Note, and no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and

        (ii) include information (with detailed calculations in the form set out in Exhibit C) required to establish whether the Borrower was in compliance with the covenants set forth in this Agreement during the period covered by the financial statements then being delivered.

         Section 5.10. Compliance with Agreements. Promptly and fully comply with all contractual obligations under all agreements, mortgages, indentures, leases and/or instruments to which any one or more of the Borrower and its Subsidiaries is a party, whether such agreements, mortgages, indentures, leases or instruments are with the Bank or another Person, except where such failure to so comply would not have a Materially Adverse Effect.

         Section 5.11.Use of Proceeds. Use the proceeds of the Revolving Loans only for the purposes described in Section 4.22.

                         ARTICLE 6. NEGATIVE COVENANTS.

         During the term of this Agreement, and until performance, payment and/or satisfaction in full of the Obligations, the Borrower covenants and agrees that Borrower shall not, and shall not permit its Subsidiaries to, unless the Bank otherwise consents in writing:

         Section 6.1. Debt. Create, incur, assume or suffer to exist any Debt, except:

        (a) Debt of the Borrower under this Agreement and the Revolving Note;

        (b) Debt permitted under Section;

        (c) Capital Lease Obligations, subject to the limitations of Section 6.9; and

        (d) Debt of the Borrower or its Subsidiaries existing as of the date of this Agreement and described on Schedule 4.10, as the same may be refinanced or extended from time to time, so long as there is no increase in the principal amount outstanding thereunder or the rate of interest or fees payable in respect thereof.

         Section 6.2. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, or to supply or advance any funds (other than Investments permitted pursuant to Section 6.4), or an agreement to cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         Section 6.3. Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its Properties, now owned or hereafter acquired, except:

        (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

        (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than forty-five (45) days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

        (c) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

        (d) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

        (e) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of the Property or assets encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto;

        (f) Liens referred to in Schedule 4.6; and

        (g) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed fifteen percent (15%) of the annual fixed rentals payable under such lease.

         Section 6.4. Investments. Permit total consolidated Investment of Borrower and its Insurance Subsidiaries in Investment Grade Securities, as of the end of any fiscal quarter, to be less than ninety seven percent (97%) of the aggregate amount of Total Invested Assets; provided, however, for the purpose of this Section, "Total Invested Assets" shall not include Debt of any Insurance Subsidiary evidenced by surplus notes held by the Borrower.

         Section 6.5. Mergers and Consolidations and Acquisitions of Assets. Merge or consolidate with any Person (whether or not Borrower or any Subsidiary is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person; provided that (a) any Subsidiary (other than any Insurance Subsidiary) may merge into the Borrower or any other Subsidiary, and the Borrower may merge or consolidate with or acquire all or substantially all of the assets of another Person if, after giving effect to such transaction, (i) the Borrower is the corporation which survives such merger or acquisition, and (ii) no Default or Event of Default would exist.

         Section 6.6. Sale of Assets. Sell, lease or otherwise dispose of all or substantially all of its assets, including through any reinsurance arrangements, except in the ordinary course of business.

         Section 6.7. Stock of Subsidiaries, Etc. Pledge, assign, hypothecate, transfer, convey, sell or otherwise dispose of, encumber or grant any security interest in, or deliver to any other Person, any shares of capital stock of its Subsidiaries, or permit any such Subsidiaries to issue any additional shares of its capital stock to any Person other than the Borrower or any Subsidiaries, except directors' qualifying shares; provided, however, the Borrower may sell some or all of the shares of capital stock of any of its Subsidiaries (other than Atlantic States and Southern Insurance), and permit or permit any such Subsidiaries (other than Atlantic States and Southern Insurance) to issue and sell additional shares of its capital stock to any Person other than the Borrower or any Subsidiaries, so long as such sale of stock is made in exchange for cash or, with respect to any Subsidiary with a book value of less than $10,000,000, other consideration, in an amount equal to the fair market value of such shares.

         Section 6.8. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, or any Person that owns or holds five percent (5%) or more of the outstanding common stock of the Borrower, other than (a) transactions between or among Borrower and its wholly owned Subsidiaries or between or among its wholly owned Subsidiaries, (b) transactions between the Borrower and Donegal Mutual as described on Schedule 6.8, or (c) transactions on terms at least as favorable to the Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

         Section 6.9. Capital Expenditures. Make or permit to be made any Capital Expenditure in any fiscal year, or commit to make any Capital Expenditure in any fiscal year, which when added to the aggregate Capital Expenditures of the Borrower and its Subsidiaries theretofore made or committed to be made in that fiscal year, would exceed $5,000,000.

         Section 6.10. Minimum Statutory Surplus of Insurance Subsidiaries. As of the end of any fiscal quarter, permit the Combined Statutory Surplus to be less than an amount equal to the sum of (a) $50,000,000 plus (b) 50% of any cumulative positive Combined Statutory Net Income, after dividends to the Borrower, for each fiscal quarter following the fiscal quarter ended December 31, 1994, plus (c) any contributions to surplus made by the Borrower to any Insurance Subsidiary, from Revolving Loans, during each fiscal quarter following the fiscal quarter ended December 31, 1994, plus (d) 50% of any contributions to surplus made by the Borrower to any Insurance Subsidiary, other than from Revolving Loans, during each fiscal quarter following the fiscal quarter ended December 31, 1994.

         Section 6.11. Minimum Statutory Surplus of Donegal Mutual. As of the end of any fiscal quarter, permit the Statutory Surplus of Donegal Mutual to be less than an amount equal to the sum of (a) $60,000,000 plus (b) 50% of any positive Statutory Net Income of Donegal Mutual for each fiscal quarter following the fiscal quarter ended December 31, 1994.

         Section 6.12. Minimum Consolidated GAAP Net Worth. As of the end of any fiscal quarter, permit Consolidated GAAP Net Worth of the Borrower and its Subsidiaries to be less than an amount equal to the sum of (a) $58,000,000 plus
(b) 50% of any cumulative positive Net Income of the Borrower and its Subsidiaries for each fiscal quarter following the fiscal quarter ended December 31, 1994, plus (c) the amount of paid-in capital resulting from any issuance by the Borrower of its capital stock after the date of this Agreement.

         Section 6.13. Minimum Fixed Charge Coverage. As of the end of each fiscal quarter during the periods set forth below, permit the Fixed Charge Coverage Ratio to be less than 1.2 to 1.

         Section 6.14 Minimum A.M.Best Rating. Permit the A.M. Best Rating of Atlantic States to be less than "A-" at any time, or permit the A.M.
Best Rating of Southern Insurance to be less than "B+" at any time on or after the date, if any, that a rating is announced by A.M. Best for Southern Insurance.

         Section 6.15. Minimum Ownership of Donegal Group. At any time, cease to have at least 51% of the Borrower's securities having voting power for the election of directors of the Borrower owned of record and beneficially by Donegal Mutual.


                          ARTICLE 7. EVENTS OF DEFAULT.

         Section 7.1. Events of Default. Any of the following events shall be an "Event of Default":

        (a) the Borrower shall fail to pay any principal amount of the Revolving Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, or Borrower shall fail to pay any premium or interest, or any fees or other amounts payable hereunder, within five days after the date due;

        (b) any written statement, representation or warranty made by the Borrower in this Agreement, or the Revolving Note, or which is contained in any certificate, document, financial or other written statement furnished at any time under or in connection with this Agreement or the Revolving Note shall prove to have been incorrect in any material respect on or as of the date made;

       (c) the Borrower shall (i) fail to perform or observe any term, covenant, or agreement contained in Section 4.22, Section 5.8(i) or Article
6; or (ii) fail to perform or observe any term, covenant, or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 7.1) in this Agreement (including without limitation any such term, covenant or agreement contained in Article 5 hereof) or the Revolving Note and such failure shall continue unremedied for thirty (30) consecutive days. The Bank shall use reasonable efforts to give the Borrower notice of any Default or Event of Default under this Section 7.1(c); provided, however, that failure to give any such notice shall not impair or otherwise adversely affect the Bank's rights and remedies hereunder;

        (d) the Borrower or any Subsidiary shall (i) fail to pay any indebtedness, including but not limited to indebtedness for borrowed money (other than the payment Obligations described in (a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed and such failure continues after any applicable notice and grace period, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of the maturity of such indebtedness, or (iii) any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, however, that it shall not be a Default or Event of Default under this Section 7.1(d) unless the aggregate principal amount of all such indebtedness as described in clauses (i) through (iii) above shall exceed $100,000;

        (e) the Borrower or any Subsidiary (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or
(iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced against it in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of sixty (60) days or more; or (v) shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under this Agreement); or (vi) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vii) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

        (f) (A) Any Insurance Commissioner shall apply for an order pursuant any section of the applicable insurance code, directing the rehabilitation, conservation or liquidation of any Insurance

Subsidiary, and any such application shall not be dismissed or otherwise terminated during a period of sixty (60) consecutive days, or a court of competent jurisdiction shall enter an order granting the relief sought; or (B) any Insurance Commissioner shall file a complaint or petition pursuant any applicable insurance code seeking the dissolution of any Insurance Subsidiary, and such complaint or petition is not dismissed or otherwise terminated for a period of sixty (60) consecutive days, or a court of competent jurisdiction shall order the dissolution of any Insurance Subsidiary;

        (g) one or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate shall have been rendered against the Borrower or any of its Subsidiaries (excluding judgments which are covered by insurance other than self-insurance and excluding judgments rendered against any Insurance Subsidiary which judgments have been both (i) rendered in the ordinary course of business in connection with its insurance and reinsurance obligations, and (ii) adequately reserved against) and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

        (h) any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event shall occur with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan (other than in a "standard termination" referred to in Section 4041 of ERISA); (iv) any event or circumstance exists which would constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other such events or conditions, if any, would in the reasonable opinion of the Bank subject the Borrower to any tax, penalty or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $500,000; or

        (i) this Agreement or the Revolving Note shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or the Borrower shall deny it has any further liability or obligation hereunder.

         Section 7.2. Remedies. Without limiting any other rights or remedies of the Bank provided for elsewhere in this Agreement or the Revolving Note, or by applicable law, or in equity, or otherwise, if any Event of Default shall occur and be continuing, the Bank may by notice to the Borrower, (i) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, (ii) declare all amounts owing under this Agreement and the Revolving Note (whether or not such Obligations be contingent or unmatured) to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 7.1(e) and Section 7.1(f) above with respect to the Borrower, the Commitment shall be immediately terminated, and all such amounts shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                            ARTICLE 8. MISCELLANEOUS.

         Section 8.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or the Revolving Note nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 8.2. Usury. Anything herein to the contrary notwithstanding, the Obligations of the Borrower with respect to this Agreement and the Revolving Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

         Section 8.3. Expenses; Indemnities.

        (a) Unless otherwise agreed in writing, the Borrower shall reimburse the Bank on demand for all reasonable costs, expenses and charges
(including without limitation reasonable fees and charges of its attorneys) incurred by the Bank in connection with the preparation and negotiation of this Agreement and the Revolving Note. The Borrower further agrees to pay the Bank on demand for all reasonable costs, expenses and charges (including without limitation, reasonable fees and charges of external legal counsel for the Bank and costs allocated by the Bank's internal legal department) incurred by the Bank in connection with the performance, modification and amendment of this Agreement and the Revolving Note provided, however, that Borrower shall not be liable for any such costs allocated by the Bank's internal legal department arising prior to the date of the first Borrowing pursuant to a Notice of Borrowing. The Borrower further agrees to pay on demand all reasonable costs and expenses (including reasonable counsel fees and expenses), if any, in connection with the enforcement, including without limitation the enforcement of judgments (whether through negotiations, legal proceedings or otherwise) of this Agreement or the Revolving Note or any other document to be delivered under this Agreement. Until paid, the amount of any cost, expense or charge shall constitute, together with all accrued interest thereon, part of the Obligations.

        (b) The Borrower hereby agrees to indemnify the Bank upon demand at any time, against any and all losses, costs or expenses which the Bank may at any time or from time to time sustain or incur as a consequence of (i) any failure by the Borrower to pay, punctually on the due date thereof, any amount payable by the Borrower to the Bank or (ii) the acceleration, in accordance with the terms of this Agreement, of the time of payment of any of the Obligations of the Borrower. Such losses, costs or expenses may include, without limitation,
(i) any costs incurred by the Bank in carrying funds to cover any overdue principal, overdue interest, or any other overdue sums payable by the Borrower to the Bank or (ii) any losses incurred or sustained by the Bank in liquidating or reemploying funds acquired by the Bank from third parties, except to the extent caused by the Bank's negligence or willful misconduct.

        (c) The Borrower agrees to indemnify the Bank and its directors, officers, employees, agents and Affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any transaction contemplated by this Agreement, any actions or omissions of the Borrower or any Subsidiary or any of their respective directors, officers, employees or agents in connection with this Agreement, or any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Revolving Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the negligence or willful misconduct of the Person to be indemnified).

        (d) The Borrower agrees to indemnify the Bank and its directors, officers, employees, agents and Affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses (including without limitation, reasonable fees and disbursements of counsel, engineers or similar professionals) which may be incurred by or asserted against the Bank or any such party in connection with or arising out of or relating to (i) the Bank's compliance with any environmental law with respect to the Properties or operations of the Borrower or its Subsidiaries, (ii) any natural resource damages, governmental fines or penalties or other amounts mandated by any governmental authority, court order, demand or decree in connection with the disposal by the Borrower or its Subsidiaries either on-site or off-site (including leakage or seepage from any such site including third party treatment facilities) of pollutants, contaminants or hazardous wastes and
(iii) any personal injury or property damage to third parties resulting from such pollutants, contaminants or hazardous wastes.

         Section 8.4. Term; Survival. This Agreement shall continue in full force and effect as long as any Obligations are owing by the Borrower to the Bank. No termination of this Agreement shall in any way affect or impair the rights and obligations of the parties hereto relating to any transactions or events prior to such termination date, and all warranties and representations of the Borrower shall survive such termination. All representations and warranties made hereunder and in any document, certificate, or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement or the Revolving Note. The obligations of the Borrower under
Section 8.3 shall survive the repayment of the Revolving Loans and the termination of the Commitment.

         Section 8.5. Assignment; Participations. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. The Bank may sell participations in, or upon ten (10) days' notice to the Borrower may assign all or any part of, any Revolving Loan to another lender, in which event (a) in the case of an assignment, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were the Bank hereunder; and (b) in the case of a participation, the participant shall have no rights under this Agreement or the Revolving Note. The agreement executed by the Bank in favor of the participant shall not give the participant the right to require the Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a regularly scheduled payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount allocated to such participant or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the Bank. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants); provided that the Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

         Section 8.6. Notices. All notices, requests, demands and other communications provided for herein shall be in writing and shall be (i) hand delivered; (ii) sent by certified, registered or express United States mail, return receipt requested, or reputable next-day courier service; or (iii) given by telex, telecopy, telegraph or similar means of electronic communication. All such communications shall be effective upon the receipt thereof. Notices shall be addressed to the Borrower and the Bank at their respective addresses set forth on the signature pages of this Agreement, or to such other address as the Borrower or the Bank shall theretofore have transmitted to the other party in writing by any of the means specified in this Section.

         Section 8.7. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final, and regardless of whether such balances are then due to the Borrower) held by it for the account of the Borrower at any of the Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower under this Agreement or the Revolving Note that is not paid when due, taking into account any applicable grace period, in which case it shall promptly notify the Borrower thereof; provided that the Bank's failure to give such notice shall not affect the validity thereof.

         Section 8.8. Jurisdiction; Immunities.

         (a) The Borrower hereby irrevocably submits to the jurisdiction of any Connecticut State or United States Federal court sitting in Connecticut over any action or proceeding arising out of or relating to this Agreement or the Revolving Note, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Connecticut State or Federal court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section . The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower further waives any objection to venue in such

State and any objection to an action or proceeding in such State on the basis of forum non conveniens. The Borrower further agrees that any action or proceeding brought against the Bank shall be brought only in Connecticut State or United States Federal courts sitting in Connecticut.

         (b) Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdictions.

         Section 8.9. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 8.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction, unless the ineffectiveness of such provision would
(a) result in such a material change to the performance of this Agreement as to be unreasonable or (b) materially and adversely frustrate the objectives of the parties as expressed in this Agreement as originally written, in which event, the parties agree to negotiate in good faith an amendment to this Agreement to achieve its intended purpose.

         Section 8.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 8.12. Integration. This Agreement and the Revolving Note set forth the entire agreement between the parties hereto relating to the transactions contemplated hereby and thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         Section 8.13. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Connecticut.

         Section 8.14. Confidentiality. Subject to the following sentence, the Bank and any assignee of the Bank becoming a party to this Agreement agrees to use its best efforts, consistent with its normal operating procedures, to retain in confidence and not disclose without the prior written consent of the Borrower any written information about the Borrower and its Subsidiaries obtained pursuant to the requirements of this Agreement and identified in writing by the Borrower as "non-public," except as permitted under Section 8.5 of this Agreement. Notwithstanding the foregoing, the Bank (a) may disclose or otherwise use such information to the extent that such information is required in any application, report, statement or testimony submitted to any governmental agency having or claiming to have jurisdiction over the Bank, (b) may disclose or otherwise use such information to the extent that such information is required in response to any summons or subpoena or in connection with any litigation affecting the Bank, (c) may disclose or otherwise use such information to the extent that such information is reasonably believed by the Bank (after notification to the Borrower, unless such notification is prohibited by law) to be required in order to comply with any law, order, regulation, or ruling applicable to the Bank, and (D) may disclose or otherwise use such information to the extent that such information becomes publicly available.

         Section 8.15. Authorization of Third Parties to Deliver Opinions, Etc. The Borrower hereby authorizes and directs each Person whose preparation or delivery to the Bank of any opinion, report or other information is a condition or covenant under this Agreement (including under Articles 4, 5 and 6) to so prepare or deliver such opinion, report or other information for the benefit of the Bank. The Borrower agrees to confirm such authorizations and directions provided for in this Section 8.15 from time to time as may be requested by the Bank.

         Section 8.16. Borrower's Waivers. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT AND THAT IT MAKES THE FOLLOWING WAIVER KNOWINGLY AND
VOLUNTARILY:

         (a) THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR
IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REVOLVING NOTE OR ANY OF THE BORROWER'S DOCUMENTS RELATED THERETO AND THE ENFORCEMENT OF ANY OF THE BANK'S RIGHTS AND REMEDIES.


                  [Remainder of page intentionally left blank]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                DONEGAL GROUP, INC.



                                By:/s/ Ralph G. Spontak
                                   ------------------------------------------
                                Name: Ralph G. Spontak
                                Title:   Senior Vice President and CFO

                                Address for Notices:

                                1195 River Road
                                P.O. Box 302
                                Marietta, PA 17547-0302
                                Attn: Senior Vice President and CFO
                                Telecopier No.: (717) 426-7009

                                With a copy to:

                                Frederick W. Dreher, Esq.
                                Duane, Morris & Heckscher
                                4200 One Liberty Place
                                Philadelphia, PA 19103
                                Telecopier No.: 215-979-1213


                                SHAWMUT BANK CONNECTICUT, N.A.


                                By:/s/ Mark A. Wasilefsky
                                ------------------------------------------
                                Name: Mark A. Wasilefsky
                                Title:  Assistant Vice President

                                Address for Notices:
                                Insurance Industry Department
                                777 Main Street, MSN 250
                                Hartford, CT 06115
                                Attn: Mark A. Wasilefsky
                                Telecopier No.: (203) 240-1264

                                With a copy to:

                                Richard C. MacKenzie, Esq.
                                Day, Berry & Howard
                                CityPlace I
                                Hartford, CT 06103-3499
                                Telecopier No.: (203) 275-0343

                                                                   SCHEDULE 1.1

                                                  COMMITMENTS AND LENDING OFFICES
-------------------------------------------------------------------------------------------------------------------------
                                                                        Percentage of
         Name and Address of                  Commitment                  Aggregate
                Bank                            Amount                   Commitments                Type of Loans
-------------------------------------------------------------------------------------------------------------------------

       Fleet National Bank of                $20,000,000                    100%                      Base Rate,
             Connecticut                                                                           Eurodollar Rate
           777 Main Street
         Hartford, CT 06115
-------------------------------------------------------------------------------------------------------------------------


                                                                   SCHEDULE 4.4

                                   LITIGATION


                                      NONE

                                                                   SCHEDULE 4.6

                                      LIENS



                                      NONE

                                                                   SCHEDULE 4.9

                                                           SUBSIDIARIES
------------------------------------------------------------------------------------------------------------------------------
                                                               No. of
                                       State of                Shares                                              %
             Name                   Incorporation              Owned                    Owner                  Ownership
------------------------------------------------------------------------------------------------------------------------------

       Atlantic States               Pennsylvania             470,000               Donegal Group                100%
      Insurance Company                                                                  Inc.
------------------------------------------------------------------------------------------------------------------------------
      Delaware American                Delaware                50,000               Donegal Group                100%
      Insurance Company                                                                  Inc.
------------------------------------------------------------------------------------------------------------------------------
      Pioneer Insurance                  Ohio                1,000,000              Donegal Group                100%
           Company1                                                                      Inc.
------------------------------------------------------------------------------------------------------------------------------
      Southern Insurance               Virginia              1,000,000              Donegal Group                100%
          Company of                                                                     Inc.
           Virginia
------------------------------------------------------------------------------------------------------------------------------
      Atlantic Insurance               Maryland                 100                 Donegal Group,               100%
        Services Inc.                                                                    Inc.
------------------------------------------------------------------------------------------------------------------------------

1 Pioneer Insurance Company will only become a Subsidiary of the Borrower after consummation of the acquisition by the Borrower of 100% of its capital stock pursuant to the terms of an acquisition agreement to be entered into between Donegal Mutual and the Borrower.

                                                                  SCHEDULE 4.10

                               CREDIT ARRANGEMENTS



                                      NONE

                                                                  SCHEDULE 4.15

                             CONSENTS AND APPROVALS



                                      NONE

                                                                  SCHEDULE 4.16

                                  PARTNERSHIPS



                                      NONE

                                                                   SCHEDULE 6.8

                      PERMITTED TRANSACTION WITH AFFILIATES


    The Borrower and its wholly owned Subsidiaries engage in transactions with Donegal Mutual Insurance Company ("Donegal Mutual"), the owner of approximately 59% of the outstanding Common Stock of the Borrower, and the wholly owned subsidiaries of Donegal Mutual pursuant to the following agreements:

     1. Services Allocation Agreement dated September 29, 1986 between Donegal Mutual, the Borrower and Atlantic States Insurance Company ("Atlantic States").

     2. Proportional Reinsurance Agreement dated September 29, 1986 between Donegal Mutual and Atlantic States, as amended October 1, 1988, July 16, 1992 and December 31, 1995.

     3. Proposed Stock Purchase Agreement between Donegal Mutual and the Borrower relating to Pioneer Insurance Company ("Pioneer").

     4. The Borrower pays quarterly cash dividends to the holders of its Common Stock, which include Donegal Mutual.

     5. Multi-Line Excess of Loss Reinsurance Agreement effective January 1, 1994 between Donegal Mutual and Southern.

     6. Property-Catastrophe Excess of Loss Reinsurance Agreement effective January 1, 1994 between Donegal Mutual and Southern.

     7. Proportional Reinsurance Agreement dated January 1, 1989 between Donegal Mutual and Southern.

     8. Multi-Line Excess of Loss Reinsurance Agreement effective January 1, 1996 between Donegal Mutual and Delaware American Insurance Company.

     9. Lease dated January 1, 1990 between Donegal Mutual and the Borrower relating to office equipment and automobiles.

     10. Property-Catastrophe Excess of Loss Reinsurance Agreement effective July 1, 1994 between Donegal Mutual and Delaware American.

     11. Property-Catastrophe Excess of Loss Reinsurance Agreement effective January 1, 1994 between Donegal Mutual and Atlantic States.

     12. Property-Catastrophe Excess of Loss Reinsurance Agreement effective January 1, 1994 between Donegal Mutual and Pioneer.

     13. Multi-Line Excess of Loss Reinsurance Agreement effective January 1, 1994 between Donegal Mutual and Pioneer.

     14. Quota Share Reinsurance Agreement effective June 1, 1995 for workers compensation business between Donegal Mutual and Delaware American.

     15. Workers Compensation Aggregate Excess of Loss Reinsurance Agreement effective January 1, 1996 between Donegal Mutual and Delaware American.

     16. Workers Compensation Aggregate Excess of Loss Reinsurance Agreement effective January 1, 1996 between Donegal Mutual and Pioneer.

                                    EXHIBIT A

                                 REVOLVING NOTE



$20,000,000.00                                          Hartford, Connecticut
                                                             ________ __, 199_


    DONEGAL GROUP INC. (the "Borrower"), for value received, hereby unconditionally promises to pay to the order of FLEET NATIONAL BANK OF CONNECTICUT, a national banking association (the "Bank") at its office located at 777 Main Street, Hartford, Connecticut 06115, for the account of the appropriate Lending Office of the Bank, the principal sum of TWENTY MILLION AND NO/100 Dollars ($20,000,000) or, if less, the unpaid principal amount loaned by the Bank to the Borrower pursuant to the Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest, on the date(s) and in the manner provided in said Agreement; and to pay interest on any overdue principal and interest at the Default Rate.

    The date, type, amount and maturity date for each Revolving Loan made by the Bank to the Borrower under the Agreement referred to below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Revolving Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof or otherwise recorded and maintained in its internal records.

    This is the Revolving Note referred to in that certain Credit Agreement (as amended from time to time, the "Agreement") dated as of _______ __, 199_ between the Borrower and the Bank and evidences the Revolving Loans made by the Bank thereunder and is entitled to the benefits thereof. All terms not defined herein shall have the meanings given to them in the Agreement.

    The Agreement provides for the acceleration of the maturity of this Revolving Note upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

    The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Revolving Note.

    No waiver of any right or remedy under this Revolving Note shall in any event be effective unless the same shall be in writing and signed by the Bank and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    In accordance with the provisions of the Agreement, the Borrower shall reimburse the Bank on demand for all reasonable costs, expenses and charges (including without limitation, reasonable fees and charges of external legal counsel for the Bank and costs allocated by the Bank's internal legal department) incurred by the Bank in connection with the preparation, performance or enforcement of this Revolving Note.

    This Revolving Note shall be binding on the Borrower and its permitted successors and assigns and shall inure to the benefit of the Bank and its permitted successors and assigns, provided that the Borrower may not delegate any obligations hereunder without the prior written consent of the Bank.

    This Revolving Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Connecticut.

    IN WITNESS WHEREOF, the undersigned has caused this Revolving Note to be duly executed as of the day and year first above written.

                                      DONEGAL GROUP INC.


                                      By:
                                         ---------------------------------
                                         Print Name:
                                         Print Title:

                                                                 Schedule to
                                                                 Revolving Note

                          REVOLVING LOANS AND PAYMENTS


     Amount and                 Payments      Unpaid
      Type of           Maturity      Principal/    Principal      Notation
Date   Loan               Date         Interest      Balance          By

                                    EXHIBIT B

                               Notice of Borrowing

                                                         ______________, 19___



Fleet National Bank of Connecticut
777 Main Street
Hartford, Connecticut 06115

Attention:

    Re: Credit Agreement dated as of December 29, 1995 (the "Agreement") between Donegal Group Inc. (the "Borrower") and
         Fleet National Bank of Connecticut

Ladies and Gentlemen:

    Pursuant to Section 2.3 of the Agreement, the undersigned Borrower hereby gives you irrevocable notice that the Borrower requests a Revolving Loan under the Agreement, and in that connection Borrower sets forth below the information relating to such Revolving Loan:

    Borrowing Date:         _________________________

    Aggregate Principal
    Amount:                 _________________________

    Type of Loan (Base
    Rate or Eurodollar
    Rate):                 __________________________


    Interest Period:       __________________________


    As required by Section 3.2 of the Agreement, the undersigned officer on behalf of the Borrower hereby certifies that:

     (a) the representations and warranties contained in Article 4 of the Agreement are true and correct in all material respects on and as of the date hereof (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

     (b) the Borrower has performed and complied with and is in compliance with all of the terms, covenants and conditions of the Agreement;

     (c) there does not exist any Default or Event of Default under the Agreement; and

     (d) each of the other conditions precedent set forth in Section 3.2 have been satisfied and complied with.

All capitalized terms used in this notice not otherwise defined herein shall have the same meaning as assigned to them in the Agreement.


                                       DONEGAL GROUP INC.



                                       By:
                                         ---------------------------------
                                         Print Name:
                                         Print Title:

                                    EXHIBIT C


                              OFFICER'S CERTIFICATE

                               DONEGAL GROUP INC.


                                                               ______ __, 199_

     Pursuant to Section 5.9(a) of the Credit Agreement dated as of December 29, 1995 (the "Credit Agreement") between Donegal Group Inc. (the "Borrower") and Fleet National Bank of Connecticut (the "Bank"),

     I, _______________, DO HEREBY CERTIFY on behalf of the Borrower that:

          1. I am the duly elected, qualified and acting Chief Financial Officer of the Borrower; and

          2. Attached hereto as Attachment 1 is a true and correct copy of the consolidated and consolidating SAP and GAAP financial statements of the Borrower and its Subsidiaries as of the close of the fiscal [year/quarter] ended __________, 199_; and

          3. I have reviewed the Credit Agreement and the condition and transactions of the Borrower and its Subsidiaries for the fiscal [year/quarter] ended _____, 199_, and to the best of my knowledge the Borrower has observed and performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the Revolving Note, and I have not obtained knowledge of any condition or event which constitutes a Default or an Event of Default, except as set forth on Attachment 2 attached hereto; and

          4. Attached hereto as Attachment 3 is true and correct information (with detailed calculations) establishing that the Borrower was in compliance with the covenants set forth in the Credit Agreement during the fiscal [year/quarter] ended __________ ___, 199_.

Except as otherwise defined herein, terms used herein shall have the meanings set forth in the Credit Agreement, pursuant to which this certificate is delivered.


        IN WITNESS WHEREOF, I have signed this certificate as of the date hereof on behalf of ________.


                                   By:
                                     ----------------------------------------
                                   Print Name:
                                   Title: Chief Financial Officer

                                                              ATTACHMENT 1
                                                                   to
                                                          Officer's Certificate



                              Financial Statements
                              --------------------
                              for the period ended
                             _____________ __, 199_

                                                              ATTACHMENT 2
                                                                    to
                                                          Officer's Certificate



                         Defaults and Events of Default
                         ------------------------------







     Note: If a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action proposed to be taken by the Borrower with respect thereto as required.

                                                             ATTACHMENT 3  to
                                                          Officer's Certificate
                                                               Page 1 of 4


                          Computations and Information
                             Showing Compliance with
                              Sections 6.9 to 6.15
                                     of the
                                Credit Agreement

Except as otherwise defined herein, terms used herein shall have the meanings set forth in the Credit Agreement.



Section 6.9.         Capital Expenditures
                     --------------------

1. Aggregate Capital Expenditures actually made, or committed to be made, during the fiscal year beginning [fill in date of start of fiscal year]

                                                            = ________________

2.  Line 1 does not exceed $5,000,000.

Section 6.10.         Minimum Statutory Surplus of Insurance Subsidiaries
                      ---------------------------------------------------

1. Positive Combined Statutory Surplus of Insurance Subsidiaries as of the fiscal quarter ended ____ __, 199__

                                                           = ________________

2. Positive Combined Statutory Net Income for each fiscal quarter following the fiscal quarter ended December 31, 1994 was:

    [Include data for each quarter, as applicable]

2a. The sum of positive Combined Statutory Net Income for each of the quarters set forth in Line 2 above

                                                            = ________________

2b. 50% of line 2a
                                                            = ________________

3. Contributions to surplus made by Borrower to the Insurance Subsidiaries from Revolving Loans during each fiscal quarter following the fiscal quarter ended December 31, 1994 were:

    [Include data for each quarter, as applicable]

3a. The sum of the contributions to surplus for each of the quarters
set forth in line 3 above                                   = ________________


4. Contributions to surplus made by Borrower to the Insurance Subsidiaries other than from Revolving Loans during each fiscal quarter following the fiscal quarter ended December 31, 1994 were:

    [Include data for each quarter, as applicable]

4a. The sum of the contributions to surplus for each of the quarters

                                                            ATTACHMENT 3  to
                                                         Officer's Certificate
                                                              Page 2 of 4


set forth in line 4 above                                   = ________________

4b. 50% of line 4a                                          = ________________

5.  The sum of $50,000,000 and line 2b and line 3a and 4b
                                                            = ________________


6.  Line 1 is not less than line 5.


Section 6.11.         Minimum Statutory Surplus of Donegal Mutual

1.  Statutory Surplus of Donegal Mutual
    as of the fiscal quarter ended ____ __, 199__
                                                             = ________________

2. Positive Statutory Net Income of Donegal Mutual for each fiscal quarter following the fiscal quarter ended December 31, 1994 was:

    [Include data for each quarter, as applicable]

2a. The sum of positive Statutory Net Income of Donegal Mutual for each of the quarters set forth in Line 2 above
                                                             = _______________

2b. 50% of line 2a                                           = _______________

3.  The sum of $60,000,000 and line 2b                       = _______________
4.  Line 1 is not less than line 3.

                                                             ATTACHMENT 3  to
                                                          Officer's Certificate
                                                               Page 3 of 4


Section 6.12.         Minimum Consolidated GAAP Net Worth

1.  Consolidated GAAP Net Worth as of the fiscal quarter ended
______________, 199__.                                       = _______________

2. Consolidated positive Net Income for each fiscal quarter following the fiscal quarter ended December 31, 1994 was:

    [Include data for each quarter, as applicable]

2a. The sum of the positive Net Income for each of the quarters
set forth in Line 2 above                                    = _______________

2b. 50% of line 2a                                           = _______________

3.  Paid-in capital resulting from any issuance by Borrower of its
capital stock                                                = _______________

4.  The sum of $58,000,000 and line 2b and line 3            = _______________

5.  Line 1 is not less than line 4.


Section 6.13.         Minimum Fixed Charge Coverage.

1. Available Dividends minus dividends paid by Insurance Subsidiaries to the Borrower for the immediately preceding four fiscal quarters ended on
[fill in ending date for  fiscal quarter]                    = _______________

2.  Total taxes paid by the Insurance Subsidiaries to the Borrower pursuant to any intercorporate tax sharing agreement for the fiscal quarters (ended on [fill in ending date for fiscal quarter])
                                                             = _______________

3.  Consolidated GAAP EBIT of the Borrower and Subsidiaries
(except Insurance Subsidiaries) for the immediately preceding four fiscal quarters (ended on [fill in ending date for fiscal quarter])
                                                             = _______________

4.  The sum of lines 1, 2 and line 3                         = _______________

5.  Fixed Charges for the immediately preceding four fiscal quarters
(ended on [fill in ending date for fiscal quarter])          = _______________

6.  The ratio of line 4 to line 5                       = ___ : ___

7.  The ratio in line 5 is not less than 1.2 to 1.0.

Section 6.14.         Minimum Credit Ratings.

                                                             ATTACHMENT 3  to
                                                          Officer's Certificate
                                                               Page 4 of 4



1.  The A.M. Best Rating of Atlantic States                =  ________________

2.  The A.M. Best Rating of Southern Insurance, if any     =  ________________

3. The rating in line 1 is not less than "A-" and the rating in line 2, if any, is not less than "B+".

Section 6.15.         Minimum Ownership of Donegal Group.

1.  Percentage ownership by Donegal Mutual of voting
    securities of Borrower                                 = _________________

2.  The amount in line 1 is not less than 51%.

                                                                      EXHIBIT D





                                December 29, 1995





Fleet National Bank of Connecticut
Insurance Industry Department
777 Main Street, MSN 250
Hartford, CT  06115
Attn:  Mark A. Wasilefsky

    Re:      Credit Agreement between Donegal Group Inc.
             and Fleet National Bank of Connecticut
             --------------------------------------

Gentlemen:

    We have acted as counsel to Donegal Group Inc. (the "Company"), a Delaware corporation, in connection with the execution and delivery of the Credit Agreement (the "Credit Agreement") dated as of December 29, 1995 between the Company and Fleet National Bank of Connecticut ("Fleet") pursuant to which Fleet agrees to make revolving loans (the "Revolving Loans") to the Company from time to time not to exceed in the aggregate principal amount at any one time outstanding the amount of $20,000,000 in consideration of a promissory note from the Company (the "Revolving Note") and we furnish this opinion to you pursuant to Section 3.1(j) of the Credit Agreement. All capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

    As such counsel, we have examined: (i) the organizational documents of the Company and its Subsidiaries as in effect on the date hereof and minutes of actions taken by the Board of Directors of the Company at a meeting thereof held on December 21, 1995, as made available to us by an officer of the Company; (ii) executed copies of the Credit Agreement and the Revolving Note (collectively, the "Loan

Fleet National Bank of Connecticut
Page 2
December 29, 1995

Documents"), each dated as of the date hereof and the Acquisition Agreement dated as of December 21, 1995 between the Company and Donegal Mutual Insurance Company (iii) such other documents, corporate records and questions of law as we have deemed necessary to the rendering of the opinions expressed herein. As to certain factual matters, we have relied upon certificates of officers of the Company. We have assumed the genuineness of all signatures, other than officers of the Company, and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as copies.

    For purposes of the opinions expressed herein, we have relied only on the federal laws of the United States and the laws of the State of Delaware and the Commonwealths of Pennsylvania and Virginia, and our opinions are expressly limited to such laws. We are admitted to practice law in the State of Delaware and the Commonwealth of Penn- sylvania, but are not admitted to practice law in the Commonwealth of Virginia.

    As used in this letter, the term "our knowledge" and words of like import mean that in the course of our representation of the Company no information has come to the attention of any of the attorneys of Duane, Morris & Heckscher who have performed substantive work for the Company which would give us actual knowledge or actual notice that any legal opinion or stated factual assumption is inaccurate in any material respect, or that any document or other instrument upon which we have relied is inaccurate or incomplete in any material respect.

    Based upon the foregoing, and solely in reliance thereon, we are of the opinion that:

    a. The Company and each of its Subsidiaries are each duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have the requisite corporate power and authority to own their respective assets and transact the respective businesses in which they are now engaged and, with respect to the Company, to execute and deliver the Loan Documents and any documents and certificates necessary in connection with the Loan Documents, and to perform the obligations contemplated by the Loan Documents.

    2. The Company and each of its Subsidiaries are each duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Materially Adverse Effect. The Company is the record owner, with the exception of directors qualifying shares, and beneficial owner of all of the issued and outstanding shares of capital stock of Atlantic

Fleet National Bank of Connecticut
Page 3
December 29, 1995

States Insurance Company, Delaware American Insurance Company and Southern Insurance Company of Virginia, free and clear of any Lien, and all such shares have been duly issued and are fully paid and non-assessable.

    3. The Loan Documents have been duly and validly executed and delivered by duly authorized officers of the Company and, assuming due execution thereof by Fleet, constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to that extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

    4. The Acquisition Agreement has been duly and validly executed and delivered by duly authorized officers of the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

    5. The execution, delivery and performance by the Company of the Loan Documents have been duly authorized by all necessary corporate action on the part of the Company and do not (i) require any consent or approval of the stockholders of the Company; (ii) violate any provisions of the Certificate of Incorporation or By-laws of the Company; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) or, to our knowledge, after due inquiry, any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Company or any of its Subsidiaries; (iv) to our knowledge, after due inquiry, result in a breach of or constitute a default or require any consent under any agreement or instrument to which the Company or any Subsidiary is a party or by which the Properties of the Company or any of its Subsidiaries may be bound or affected;
(v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned by the Company or any of its Subsidiaries; or (vi) require the authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person under any law, act, rule, regulation or otherwise, to authorize, or in connection with the execution, delivery and performance by the Company of, or the legality, validity, binding effect or enforceability of, the Loan Documents or the Acquisition Agreement, except the authorizations, consents, approvals, orders, licenses,





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Fleet National Bank of Connecticut
Page 4
December 29, 1995

filings or permits described in Schedule 4.15 of the Credit Agreement which have been obtained and are in full force and effect.

    6. To the best of our knowledge, based on our inquiry of the President of the Company and our knowledge of those matters as to which this firm has been engaged by the Company for legal consultation or representation, except as described in Schedule 4.4 to the Credit Agreement, there are no actions, suits or proceedings or investigations (other than routine examinations performed by regulatory authorities) pending or threatened against or affecting the Company or any of its Subsidiaries, or any Property of any of them before any court, governmental agency or arbitrator, which if determined adversely to the Company or any of its Subsidiaries would in any one case or in the aggregate have a Materially Adverse Effect.

    7. Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, or any statute or regulation limiting the Company's ability to incur indebtedness for money borrowed as contemplated by the Credit Agreement.

    This opinion is being rendered solely for the purposes contemplated by
Section 3.1(j) of the Credit Agreement, and relates only to the matters specifically set forth herein. Without our prior written consent, this opinion may not be relied upon, utilized or quoted for any other purpose or by any other person.

                                          Sincerely,


                                          DUANE, MORRIS & HECKSCHER



                                          By:/s/ Frederick W. Dreher
                                             -----------------------
                                             A Partner

FWD:pfs
cc:  Donald H. Nikolaus
     Ralph G. Spontak





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